AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Northern Tier Energy LP

(Exact name of registrant as specified in its charter)

Delaware	2911	80-0763623
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

38C Grove Street, Suite 100

Ridgefield, Connecticut 06877

(203) 244-6550

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter T. Gelfman

Vice President, General Counsel and Secretary

38C Grove Street, Suite 100

Ridgefield, Connecticut 06877

(203) 244-6550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas E. McWilliams Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222	M. Breen Haire Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑  Registration No. 333-185124

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Common units representing limited partner interests	12,305,000	$24.46	$300,980,300.00	$41,053.71

(1)	Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Includes additional common units that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	The Registrant previously paid $34,305.28 of the total registration fee.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common units of the Registrant contemplated by the Registration Statement on Form S-1, as amended (File No. 333-185124), originally filed by the Registrant on November 21, 2012 and declared effective on January 17, 2013 (the “Prior Registration Statement”), and is being filed for the sole purpose of registering an additional 1,955,000 securities of the same class as were included in the Prior Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-185124), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

Item 16.	Exhibits.

Exhibit No.		Description
5.1	—	Opinion of Vinson & Elkins L.L.P.
23.1	—	Consent of PricewaterhouseCoopers LLP (pertaining to Northern Tier LLC).
23.2	—	Consent of PricewaterhouseCoopers LLP (pertaining to St. Paul Park Refinery and Retail Marketing Business).
23.3	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
24.1*	—	Power of Attorney.

*	Incorporated by reference to the signature page to the registrant’s registration statement on Form S-1 (Registration No. 333-185124).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ridgefield, State of Connecticut, on January 17, 2013.

Northern Tier Energy LP

By:	Northern Tier Energy GP LLC,
its general partner

	By:	/s/ Peter T. Gelfman
	Name:	Peter T. Gelfman
	Title:	Vice President, General Counsel and
Secretary of Northern Tier Energy GP LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/S/ HANK KUCHTA* Hank Kuchta	President, Chief Executive Officer and Director of Northern Tier Energy GP LLC	January 17, 2013

/S/ DAVID BONCZEK* David Bonczek	Chief Financial Officer of Northern Tier Energy GP LLC (Principal Financial Officer and Principal Accounting Officer)	January 17, 2013

/S/ DAN F. SMITH * Dan F. Smith	Director and Executive Chairman of Northern Tier Energy GP LLC	January 17, 2013

/S/ BERNARD W. ARONSON* Bernard W. Aronson	Director of Northern Tier Energy GP LLC	January 17, 2013

/S/ JONATHAN GINNS* Jonathan Ginns	Director of Northern Tier Energy GP LLC	January 17, 2013

/S/ THOMAS HOFMANN* Thomas Hofmann	Director of Northern Tier Energy GP LLC	January 17, 2013

/S/ SCOTT D. JOSEY* Scott D. Josey	Director of Northern Tier Energy GP LLC	January 17, 2013

/S/ ERIC LIAW* Eric Liaw	Director of Northern Tier Energy GP LLC	January 17, 2013

/S/ MICHAEL MACDOUGALL* Michael MacDougall	Director of Northern Tier Energy GP LLC	January 17, 2013

*By:	/s/ Peter T. Gelfman
Peter T. Gelfman
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.		Description
5.1	—	Opinion of Vinson & Elkins L.L.P.
23.1	—	Consent of PricewaterhouseCoopers LLP (pertaining to Northern Tier LLC).
23.2	—	Consent of PricewaterhouseCoopers LLP (pertaining to St. Paul Park Refinery and Retail Marketing Business).
23.3	—	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
24.1*	—	Power of Attorney.

*	Incorporated by reference to the signature page to the registrant’s registration statement on Form S-1 (Registration No. 333-185124).